                                  EXHIBIT 99.1
                                  ------------

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT
                              --------------------

     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT made as of this 28th day of
October, 2004 by and between Transpro, Inc., a Delaware corporation (the
"Company") and Charles E. Johnson (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee are parties to an Employment
Agreement dated as of March 12, 2001 (the "Agreement"), under which the Company retained the Employee to serve as President and Chief Executive Officer of the
Company; and

     WHEREAS, the Company and the Employee wish to amend the Agreement to revise certain provisions relating to compensation upon a change of control of the
Company;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

     1. Section 11(e) of the Agreement is hereby deleted in its entirety and shall now read as follows:

     "(e) Effect of Termination Without Serious Cause or With Good Reason. If
(i) the Company terminates the Term of Employment and the Employee's employment herein without Serious Cause, or (ii) the Employee terminates the Term of
Employment and his employment hereunder for Good Reason, the Company will continue to pay the Employee his then-current base salary for a period of one
(1) year from the date of such termination. In addition, the Employee will be entitled to prompt payment of (A) any accrued but unpaid salary and vacation,
(B) any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), (C) the
Company's medical, dental and vision plans (with standard employee payment), life insurance in the amount of two (2) times the Employee's annual base salary, long term disability insurance, and the allowance for a leased automobile for the period of one (1) year, and (D) reimbursement of business expenses incurred prior to the date of termination.

     2. Section 12(a) of the Agreement is hereby deleted in its entirety and shall now read as follows:

     "(a) Effect of Termination. If (i) the employment of the Employee is terminated by the Company (or successor thereto) without Serious Cause or (ii)
the Employee terminates

employment with the Company (or successor thereto) for Good Reason, within the period commencing on the date that a Change of Control is formally proposed to the Company's Board of Directors and ending on the second anniversary of the date on which such Change of Control occurs, then the Employee will be entitled to receive (in lieu of the benefits described in Section 11): (1) any accrued but unpaid salary and vacation, (2) a payment, payable in equal monthly installments over a three-year period, equal to 2.99 times the Employee's "base amount", as such term is defined in Section 280G of the Internal Revenue Code,
(3) any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), (4) the
Company's medical, dental and vision plans (with standard employee payment) for a period of three (3) years, (5) continuation of the Employee's Company-paid life insurance policies, long term disability insurance, and the continuation of the Employee's automobile allowance, each for the period of three (3) years, (6)
reimbursement of business expenses incurred prior to the date of termination and
(7) immediate vesting in, and the right to exercise, each outstanding stock option or restricted stock grant held by the Employee on the date of termination of the Employee's employment.

     If any portion of the payments which the Employee has the right to receive from the Company, or any affiliated entity or successor, hereunder would constitute "excess parachute payments" (as defined in Section 280G of the
Internal Revenue Code) subject to the excise tax imposed by Section 4999 of the
Internal Revenue Code, such excess parachute payments shall be reduced to the largest amount that will result in no portion of such excess parachute payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue
Code.

     The Employee will not be entitled to any benefits or other entitlements under this section unless a Change of Control actually occurs."

         3. Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect.

                            [signature page follows]

                                      -2-

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the year and date first above written.

                                       TRANSPRO, INC.

                                       By: /s/ Barry R. Banducci
                                           -----------------------------------
                                           Name:  Barry R. Banducci
                                           Title: Chairman of the Board

                                           /s/ Charles E. Johnson
                                           -----------------------------------
                                           Charles E. Johnson